                                 SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act Of 1934


  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [ ] Preliminary Proxy Statement    [ ] Confidential, for Use of the Com-
                                         mission Only (as permitted by Rule
                                         14a-6(e)(2))
  [X] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material under Rule 14a-12

                             PLAINS RESOURCES INC.
                             ---------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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  [ ] Fee paid previously with preliminary materials:

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  [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
  (1) Amount previously paid:

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  (2) Form, Schedule or Registration Statement No.:

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  (4) Date Filed:

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

                             PLAINS RESOURCES INC.
                         500 Dallas Street, Suite 700
                             Houston, Texas 77002

                               ----------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held Wednesday, May 15, 2002

                               ----------------

TO OUR STOCKHOLDERS:

   You are cordially invited to attend our 2002 Annual Meeting of Stockholders, to be held in Granger Room B, at the DoubleTree Hotel, 400 Dallas Street, Houston, Texas, at 10:00 A.M., Central Daylight Time, on Wednesday, May 15, 2002, for the following purposes:

  1. to elect eight directors of ours to hold office until the next annual meeting of our stockholders and until their respective successors are duly elected and qualified;

  2. to consider and vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2002; and

  3. to transact any other business properly brought before the meeting or any adjournment(s) thereof.

   Holders of record of our common stock at the close of business on March 22, 2002 will receive notice of and be entitled to vote at the meeting and any adjournment thereof.

   You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE.

                                          By Order of our Board of Directors,

                                          Timothy T. Stephens
                                          Executive Vice President--
                                          Administration, Secretary and
                                          General Counsel

Houston, Texas
April 1, 2002

                             PLAINS RESOURCES INC.
                         500 Dallas Street, Suite 700
                             Houston, Texas 77002

                               ----------------

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF STOCKHOLDERS

   Our board of directors is soliciting the enclosed proxy to be used at our 2002 Annual Meeting of Stockholders to be held in Granger Room B, at the DoubleTree Hotel, 400 Dallas Street, Houston, Texas, at 10:00 A.M., Central Daylight Time, on Wednesday, May 15, 2002, and at any adjournment(s) of the meeting. We are sending this proxy statement and the related proxy card to our stockholders of record on or about April 1, 2002. You are respectfully requested to sign, date and return the enclosed proxy in the enclosed return envelope as soon as possible.

   Holders of record at the close of business on March 22, 2002, of our common stock, par value $.10 per share, will be entitled to notice of and to vote at the annual meeting. On March 22, 2002, there were outstanding and entitled to vote 27,724,919 shares of our common stock, which is the only class of voting securities. The number of shares outstanding does not include our treasury stock, which will not be voted.

   Each common stockholder is entitled to one vote per share on all matters submitted to a vote of stockholders at the annual meeting. All properly executed proxies returned by holders that are not revoked will be voted (or withheld from voting) according to the directions, if any, specified on the proxies. A stockholder may revoke any proxy that he or she has given, at any time before it is voted, by delivering to our Secretary a written notice of revocation or a proxy bearing a later date, or by voting the shares relating to the proxy in person at the annual meeting. Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy.

   Any proxies that are returned properly signed but without voting instructions will be voted in accordance with the recommendations of our board of directors, which are contained in this proxy statement. Except as set forth in this proxy statement, our board is not aware of any other matters that are to be brought before the annual meeting. However, if any other matters properly come before the annual meeting, the persons named as proxies in the enclosed form of proxy, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including consolidated financial statements, is being mailed with this proxy statement to all stockholders entitled to vote at the annual meeting. Our Annual Report does not constitute a part of the proxy soliciting material.

Quorum

   To transact business at the annual meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present in person or by proxy. Abstentions and "broker non-votes," which are shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon, will be counted in determining whether a quorum is present at the annual meeting.

Solicitation

   This solicitation by us is being made by mail. After the initial solicitation, further solicitations of proxies may be made by telephone or oral communications by our officers or employees, who will receive no extra compensation for making these communications. We will bear the entire cost of this solicitation, which will include reimbursement to brokerage houses, banks, and other fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

   At the annual meeting, eight directors are to be elected to hold office until the 2003 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. All of the director nominees currently serve as members of our board of directors. Although all nominees currently intend to serve on the board, if any nominee is unable or unwilling to serve, the board may:

  . nominate another person in substitution for that nominee, and the proxies will be voted for the election of the substitute nominee for director; or

  .  reduce the size of the board of directors accordingly.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

   Proxies cannot be voted for a greater number of persons than the number of nominees on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of our common stock is required to elect a director. Accordingly, under Delaware law and our certificate of incorporation and bylaws, abstentions and broker non-votes will not affect the outcome of this election. Stockholders may not cumulate their votes in the election of directors.

   The following information regarding our director nominees, including their principal occupations, employment history and directorships in certain companies, is as reported by the respective individuals.

James C. Flores, age 42                                 Director since May 2001

   Mr. Flores has been our Chairman of the Board and Chief Executive Officer since May 2001. He was President and Chief Executive Officer of Ocean Energy, Inc., an oil and gas company, from July 1995 until March 1999, and a director of Ocean Energy, Inc. from 1992 until March 1999. In March 1999, Ocean Energy, Inc. was merged into Seagull Energy Corporation, which was the surviving corporation of the merger, and which was renamed Ocean Energy, Inc. Mr. Flores served as Chairman of the Board of the new Ocean Energy, Inc. from March 1999 until January 2000, and as Vice Chairman from January 2000 until January 2001.

Jerry L. Dees, age 62                                       Director since 1997

   Mr. Dees retired in 1996 as Senior Vice President, Exploration and Land, for Vastar Resources, Inc. (previously ARCO Oil and Gas Company), a position he had held since 1991. From 1987 to 1991, he was Vice President of Exploration and Land for ARCO Alaska, Inc., and from 1985 to 1987, he held various positions as Exploration Manager of ARCO. From 1980 to 1985, Mr. Dees was Manager of Exploration Geophysics for Cox Oil and Gas Producers.

Tom H. Delimitros, age 61                                   Director since 1988

   Mr. Delimitros has been General Partner of AMT Venture Funds, a venture capital firm, since 1989. He is also a director of Tetra Technologies, Inc., a specialty chemical and chemical process company. From 1983 to 1988, Mr. Delimitros was a General Partner of Sunwestern Investment Funds and Senior Vice President of Sunwestern Management, Inc.

William M. Hitchcock, age 62                                Director since 1977

   Mr. Hitchcock is a partner and has been President, since December 1996, of Pembroke Capital LLC, an investment firm. In addition, he is Chief Executive Officer of Camelot Oil & Gas, a private oil and gas company. He is also a director of Maxx Petroleum, Ltd., an oil and gas company, Thoratec Laboratories Corporation, a medical device company, and Luna Imaging, Inc., a digital imaging company. From 1992 to 1995, Mr. Hitchcock served as President of Plains Resources International Inc., which is one of our wholly-owned subsidiaries. In addition, he was our Chairman of the Board from August 1981 to October 1992, except for the period from April 1987 to October 1987, when he served as our Vice Chairman.

John H. Lollar, age 63                                      Director since 1995

   Mr. Lollar has been the Managing Partner of Newgulf Exploration L.P. since December 1996. He is also a director of Lufkin Industries, Inc., a manufacturing firm. Mr. Lollar was Chairman of the Board, President and Chief Executive Officer of Cabot Oil & Gas Corporation from 1992 to 1995, and President and Chief Operating Officer of Transco Exploration Company from 1982 to 1992.

D. Martin Phillips, age 48                             Director since June 2001

   Mr. Phillips has been a Managing Director and principal of EnCap Investments L.L.C., or EnCap, a funds management and investment banking firm that focuses exclusively on the oil and gas industry, since November 1989. From 1978 to when he joined EnCap, Mr. Phillips served as Senior Vice President in the Energy Banking Group of NCNB Texas National Bank in Dallas, Texas. Mr. Phillips also serves as a director of Mission Resources Corporation, Breitburn Energy Company LLC, 3TEC Energy Corporation and the Houston Producers' Forum, of which he formerly served as president.

Robert V. Sinnott, age 52                                   Director since 1994

   Mr. Sinnott has been Senior Vice President of Kayne Anderson Investment Management, Inc., an investment management firm, since 1992. He is also a director of Glacier Water Services, Inc., a vended water company, and Plains All American GP LLC. For a description of Plains All American GP LLC, see "Our June 2001 Strategic Restructuring" under "Certain Relationships and Related Transactions". Mr. Sinnott was Vice President and Senior Securities Officer of the Investment Banking Division of Citibank from 1986 to 1992.

J. Taft Symonds, age 62                                     Director since 1987

   Mr. Symonds has been Chairman of the Board of Symonds Trust Co. Ltd., an investment firm, and Chairman of the Board of Maurice Pincoffs Company, Inc., an international marketing firm, since 1978. He is also Chairman of the Board of Tetra Technologies, Inc., a specialty chemical and chemical process company, and a director of Denali, Inc., a manufacturer of storage tanks and a product and service provider for handling of industrial fluids. Mr. Symonds is also a director of Plains All American GP LLC.

Our Board of Directors and Committees

   During 2001, our board of directors held three regularly scheduled meetings and eight special meetings. Committees of our board held a total of seven meetings to address normal recurring business and other matters, including our June 2001 strategic restructuring. Subcommittees and committee chairmen met informally throughout the year to consult with our management on various matters. No director attended fewer than 75% of the total number of meetings of our board and committees of which he was a member. The committees of our board of directors currently consist of the Audit, Compensation, and Nominating Committees. In February 2002, our board dissolved the Finance Committee and the Corporate Governance Committee. In addition, in February 2002, our board of directors amended and restated the charter of the Audit Committee to consolidate the functions of the Corporate Governance Committee into the Audit Committee. The amended and restated charter of the Audit Committee is attached as Appendix A to this proxy statement.

   The Audit Committee, which currently consists of Messrs. Dees, Delimitros, Hitchcock and Symonds, held two meetings in 2001. The Audit Committee's functions are to:

  . make recommendations concerning the appointment of our independent auditors;

  .  review the activities and independence of our independent auditors;

  . review and discuss the audited financial statements with our management and our independent auditors;

  . discuss with our independent auditors their judgment about the quality, along with the acceptability, of our accounting principles as applied in our financial reporting;

  . review and discuss with our management and our independent auditors significant developments in accounting rules and issues involving judgment that affect the quality of financial reporting and significant proposed changes in our methods of accounting or financial statements disclosure; and

  . review with our independent auditors and our management the adequacy of our internal controls.

Our board of directors, in its business judgment, has determined that all current members of the Audit Committee are "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

   The Compensation Committee, which currently consists of Messrs. Dees, Delimitros, Hitchcock and Lollar, held five meetings in 2001. The functions of the Compensation Committee are to recommend salaries, bonuses, deferred compensation, retirement plans and any other remuneration for our officers to our board of directors for its approval, and to administer our stock option plans.

   The Nominating Committee, which currently consists of Messrs. Flores, Lollar, Phillips and Sinnott, was established in November 2001 and held no meetings in 2001. The functions of the Nominating Committee are to:

  .  identify candidates for election as directors;

  . compile and review background information relating to candidates for director positions; and

  . nominate the slate of directors to be submitted to our common stockholders for election at each annual meeting of stockholders.

The Nominating Committee also considers nominees recommended by our stockholders. Any stockholder desiring to make a recommendation for the 2003 annual meeting of stockholders should submit, by November 28, 2002, the candidate's name, together with biographical information, to: Chairman, Nominating Committee, c/o Plains Resources Inc., 500 Dallas Street, Suite 700, Houston, Texas 77002.

Compensation of Directors

   As compensation for serving on our board of directors, each non-employee director receives:

  .  an annual retainer of $16,000;

  . an attendance fee of $2,000 for each board meeting attended (excluding telephonic meetings), plus reimbursement for related expenses; and

  . an attendance fee of $500 for each committee meeting or telephonic board meeting attended.

Any non-employee director may elect to receive a grant of our shares of common stock instead of the annual retainer and attendance fees for regular board meetings. The number of shares to be granted to any such director is determined by dividing the amount of the retainer or attendance fee by the per share closing market price of our common stock on the day before such meeting takes place. Each non-employee director that serves as a chairman of a board committee receives an annual fee of $2,000, or, at such director's election, in lieu of such fee, a grant of shares of our common stock, the number of which is determined by dividing that fee by the per share closing market price of our common stock on the day the director is appointed as a chairman of a committee (or the anniversary thereof).

   In addition, under the Plains Resources Inc. 2001 Stock Incentive Plan, each year, each non-employee director receives a stock option to purchase 10,000 shares of our common stock for a five-year term at an exercise price equal to the closing price of our common stock on the grant date. These stock options vest immediately. For 2001, the non-employee directors received these option grants in July 2001.

   Mr. Flores, as an employee who is otherwise compensated for his services to us, receives no separate compensation for his services on our board of directors.

                                  PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Pursuant to the Audit Committee's recommendation, our board of directors has appointed PricewaterhouseCoopers LLP, or PricewaterhouseCoopers, independent certified public accountants, to audit our financial statements for the fiscal year ending December 31, 2002. PricewaterhouseCoopers has acted as our auditors since 1977.

   Ratification of the appointment of PricewaterhouseCoopers will be effective upon receiving the affirmative vote of the holders of a majority of our common stock present or represented by proxy and entitled to vote on this proposal. Under Delaware law and our certificate of incorporation and bylaws, both an abstention and a broker non-vote would have the same legal effect as a vote against this proposal. If at least a majority of the shares of our common stock present in person or by proxy and entitled to vote on this proposal are not voted in favor of this proposal, our board of directors will seek other auditors.

   OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS OF OUR FINANCIAL STATEMENTS FOR 2002.

   Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              EXECUTIVE OFFICERS

   The following table sets forth certain information as of the date of this proxy statement regarding our executive officers. All of our executive officers hold office until their successors are duly elected and qualified, or until their earlier death, removal or resignation from office.

Name                     Age Position
----                     --- --------
James C. Flores.........  42 Chairman of the Board and Chief Executive Officer
John T. Raymond.........  31 President and Chief Operating Officer
Jere C. Overdyke, Jr....  50 Executive Vice President and Chief Financial Officer
Timothy T. Stephens.....  49 Executive Vice President--Administration, Secretary and General Counsel
Cynthia Feeback.........  44 Senior Vice President--Accounting and Treasurer
Thomas M. Gladney.......  50 Senior Vice President of Operations
Franklin R. Bay.........  44 Senior Vice President of Corporate Development

James C. Flores's background information is described above, in the section entitled "Election of Directors".

John T. Raymond, President and Chief Operating Officer   Officer since May 2001

   Mr. Raymond, age 31, has been our President and Chief Operating Officer since November 2001. Previously, he was our Executive Vice President and Chief Operating Officer from May 2001 to November 2001. In addition, Mr. Raymond served as Director of Corporate Development of Kinder Morgan, Inc. from January 2000 to May 2001, and as Vice President of Corporate Development of Ocean Energy, Inc. from April 1998 to January 2000. Mr. Raymond also served as Vice President of Howard Weil Labouisse Friedrichs, Inc. from 1992 to April 1998. In addition, Mr. Raymond is a director of Plains All American GP LLC. We hold a 44% membership interest in Plains All American GP LLC.

Jere C. Overdyke, Jr., Executive Vice President and      Officer since May 2001
Chief Financial Officer

   Mr. Overdyke, age 50, has been our Executive Vice President and Chief Financial Officer since May 2001. From 1991 to March 2001, Mr. Overdyke served in various capacities with Enron Corp., including Managing Director of Enron Global Markets, Enron North America, Enron International, and Enron Capital and Trade Resources.

Timothy T. Stephens, Executive Vice President--          Officer since May 2001
Administration, Secretary and General Counsel

   Mr. Stephens, age 49, has been our Executive Vice President-- Administration, Secretary and General Counsel since May 2001. From March 2000 to May 2001, Mr. Stephens practiced as a private business consultant to various clients. In February 1998, Mr. Stephens was hired by the board of directors of Abacan Resources Corporation, an oil and gas company, to help the company overcome significant financial difficulties. He served as Chairman, President and Chief Executive Officer of Abacan until March 2000 when the company, after a two-year restructuring, was placed into statutory receivership with the agreement of its senior creditor. Previously, Mr. Stephens was President of Seven Seas Petroleum from February 1995 to May 1997, and Vice President of Enron Capital & Trade Resources Corp. from July 1991 to February 1995.

Cynthia A. Feeback, Senior Vice President--                  Officer since 1993
Accounting and Treasurer

   Ms. Feeback, age 44, has been our Senior Vice President--Accounting and Treasurer since July 2001. She was our Vice President--Accounting and Assistant Treasurer from May 1999 to July 2001, and our Assistant Treasurer, Controller and Principal Accounting Officer from May 1998 to May 1999. Previously, Ms. Feeback served as our Controller and Principal Accounting Officer from 1993 to 1998, Controller from 1990 to 1993, and Accounting Manager from 1988 to 1990.

Thomas M. Gladney, Senior Vice President of         Officer since November 2001
Operations

   Mr. Gladney, age 50, has been our Senior Vice President of Operations since November 2001. He was President of Arguello, Inc., a subsidiary of ours, from January 1999 to November 2001. From 1992 to September 1998, he was Offshore Operations Manager for Oryx Energy Company. Previously, he served as Gulf Coast Reserve Development Manager of Oryx Energy/Sun E&P from 1988 to 1992.

Franklin R. Bay, Senior Vice President of           Officer since February 2002
Corporate Development

   Mr. Bay, age 44, is our Senior Vice President of Corporate Development. Before joining us, Mr. Bay served for five years in various capacities with Enron Corp., including Vice President of Commercial Operations for Northern Natural Gas Pipeline Company, General Counsel of the Gas Pipeline Group, and head of Enron Broadband Services's Emerging Businesses Group. His previous experience also includes serving in the first Bush Administration as the Deputy General Counsel at the Department of Energy and Deputy Legal Adviser at the State Department, and he previously served as a 2nd Lieutenant in the United States Marine Corps.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table shows certain compensation information for our chief executive officer and four additional highly compensated executive officers, or named executive officers, for services rendered in all capacities during the fiscal years ended December 31, 2001, 2000 and 1999.

                              Annual Compensation         Long Term Compensation
                              -------------------- -------------------------------------
                                                            Awards             Payouts
                                                   ------------------------- -----------
                                                                 Securities
                                                    Restricted   Underlying                  All Other
   Name and Principal                                 Stock     Options/SARs    LTIP        Compensation
        Position         Year Salary ($) Bonus ($) Award(s) ($)     (#)      Payouts ($)       ($)(3)
   ------------------    ---- ---------- --------- ------------ ------------ -----------    ------------
James C. Flores......... 2001    -0-      325,000       (2)      1,000,000       -0-            -0-
 Chairman of the Board
 and Chief Executive
 Officer(1)

John T. Raymond......... 2001  187,500    788,000      -0-         300,000       -0-            -0-
 President and Chief
 Operating Officer (4)

Jere C. Overdyke........ 2001  156,250    357,000      -0-         250,000       -0-            -0-
 Executive Vice
 President and Chief
 Financial Officer(5)

Timothy T. Stephens..... 2001  156,250    357,000      -0-         250,000       -0-            -0-
 Executive Vice
 President of
 Administration, General
 Counsel and
 Secretary(6)

Cynthia A. Feeback ..... 2001  165,000    250,000      -0-          35,000      183,331(7)     10,500
 Senior Vice President-- 2000  150,000    140,000      -0-          10,000       71,506(8)     10,500
 Accounting and
  Treasurer              1999  128,750     50,000      -0-          15,000       -0-           10,000

William C. Egg, Jr...... 2001  235,000    300,000      -0-         100,000       91,165(7)     10,500
 Former Senior Vice
  President              2000  235,000    235,000      -0-          -0-          35,753(8)     10,500
 of Engineering(9)       1999  235,000    300,000      -0-          45,000       -0-           10,000

Greg L. Armstrong....... 2001  123,700    250,000      -0-          -0-       1,243,312(7)     10,500
 Former President and
  Chief                  2001  330,000    900,000      -0-          -0-         598,356(8)     10,500
 Executive Officer(10)   1999  330,000      -0-        -0-          25,000      137,271(11)    10,000

--------
 (1) Mr. Flores joined us as Chairman of the Board and Chief Executive Officer in May 2001.
 (2) Pursuant to Mr. Flores's employment agreement with us, we granted Mr. Flores a number of shares of our common stock with a value equal to $1 million. This grant is payable in five equal installments as of each anniversary of May 8, 2001, which is the date of his employment agreement, in the form of a direct grant of shares of our common stock, the number of which will equal the annual dollar payment amount ($200,000) divided by the fair market value of a share on the applicable anniversary date.
 (3) We match 100% of an employee's contribution to our 401(k) Plan, subject to certain limitations in the plan, with matching contributions being made 50% in cash and 50% in our common stock (the number of shares for the stock match being based on the market value of our common stock at the time the shares are issued).
 (4) Mr. Raymond joined us in May 2001.
 (5) Mr. Overdyke joined us in May 2001.
 (6) Mr. Stephens joined us in May 2001.

 (7) Represents the value of common units of Plains All American Pipeline, L.P., or PAA, plus distribution equivalent rights with respect to such common units, that vested in 2001 under transaction grant agreements or phantom unit grant agreements. In connection with our June 8, 2001 strategic restructuring, pursuant to which we sold an aggregate 56% interest in the general partner of PAA, the unvested portion of the common units under these agreements fully vested. Common units that vested as a result of these transactions were: 6,666 for Ms. Feeback; 3,333 for Mr. Egg; and 41,667 for Mr. Armstrong. The value of each common unit was determined based on the market price of a unit on the vesting date.
 (8) Represents the value of common units of PAA, plus distribution equivalent rights with respect to such common units, that vested for 2000 under transaction grant agreements or phantom unit grant agreements. Common units that vested for 2000 were: 3,334 for Ms. Feeback; 1,667 for Mr. Egg; and 25,000 for Mr. Armstrong. The value of each common unit was determined based on the market price of a unit on the vesting date.
 (9) Mr. Egg resigned as our Senior Vice President of Engineering in March
     2002.
(10) Mr. Armstrong resigned as our President and Chief Executive Officer in May 2001.
(11) Represents the value of 8,333 common units of PAA, plus distribution equivalent rights with respect to such common units, that vested for 1999 under a transaction grant agreement with Mr. Armstrong. The value of each common unit was determined based on the market price of a unit on the vesting date.

Option Grants in 2001

   The following table provides information regarding stock options that were granted to the named executive officers during 2001. No stock options were granted to any other named executive officer during 2001. The amounts shown as potential realizable values are based on assumed annualized rates of stock price appreciation of 5% and 10% over the term of the options as required by Securities and Exchange Commission, or SEC, rules. No gain to the optionee is possible without an increase in stock price that will benefit all stockholders proportionately. For comparative purposes, also shown are the total gains that could be realized over a five-year period (the term of the options) by our stockholders based on the same assumptions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                                                          Potential Realizable
                                                                         Value At Assumed Annual
                                                                          Rates Of Stock Price
                                                                         Appreciation For Option
                          Individual Grants                                       Term
                          -----------------                              -----------------------
                                         Percent Of
                          Number Of        Total
                          Securities    Options/SARs Exercise
                          Underlying     Granted To  Of Base
                         Options/SARs   Employees in  Price   Expiration
          Name           Granted (#)        2001      ($/Sh)     Date        5%          10%
          ----           ------------   ------------ -------- ---------- ----------- -----------
James C. Flores.........  1,000,000(1)       41%      23.00         (2)    6,354,476  14,041,730
John T. Raymond.........    300,000(1)       12%      25.26         (3)    2,093,662   4,626,445
Jere C. Overdyke........    250,000(1)       10%      25.26         (4)    1,744,718   3,855,371
Timothy T. Stephens.....    250,000(1)       10%      25.26         (4)    1,744,718   3,855,371
Cynthia A. Feeback......     25,000(5)        1%      23.74     5/7/06       163,973     362,338
                             10,000(5)      0.4%      25.30    9/24/06        69,899     154,459
William C. Egg, Jr......     50,000(5)        2%      23.74     5/7/06       327,946     724,675
                             50,000(5)        2%      25.30    9/24/06       349,496     772,295
All Stockholders (6)....        N/A         N/A         N/A        N/A   111,296,543 245,936,253

--------
(1) See "Executive Compensation--Employment Contracts and Termination of Employment and Change-in- Control Arrangements" for a description of the vesting terms of these options.
(2) The expiration date(s) depends on the manner in which the options vest. However, in no event will the options remain outstanding after May 8, 2011.
(3) Options covering 200,000 shares of our common stock expire on June 7, 2006. The expiration date(s) with respect to the options covering the remaining 100,000 shares of our common stock depends on the manner in which the options vest. However, in no event will these options remain outstanding after June 7, 2011.

(4) Options covering 166,667 shares of our common stock expire on June 7, 2006. The expiration date(s) with respect to the options covering the remaining 83,333 shares of our common stock depends on the manner in which the options vest. However, in no event will these options remain outstanding after June 7, 2011.
(5) These options vest in equal annual installments on each of the first four anniversaries of the date of grant. Vesting may be accelerated in certain circumstances pursuant to the plan, as more fully described under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements--Other".
(6) Based on 17,514,669 shares of our common stock outstanding (excluding treasury shares) as of the close of business on May 11, 2001, using a base price of $23.00 per share, which is the exercise price of the options granted to Mr. Flores on May 8, 2001.

Aggregated Option Exercises in 2001 and Year-End Option Values

   The following table sets forth certain information for each of the named executive officers concerning the exercise of options during 2001 and all unexercised options held at December 31, 2001.

                                                     Number of Securities
                                                    Underlying Unexercised     Value of Unexercised
                                                        Options/SARs At       In-the-Money Options At
                                           Value      Fiscal Year-End (#)         Year-End ($)(2)
                         Shares Acquired Realized  ------------------------- -------------------------
          Name           On Exercise (#)  ($)(1)   Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- --------- ----------- ------------- ----------- -------------
James C. Flores.........       -0-          -0-        -0-       1,000,000       -0-       1,610,000
John T. Raymond                -0-          -0-        -0-         300,000       -0-          -0-
Jere C. Overdyke........       -0-          -0-        -0-         250,000       -0-          -0-
Timothy T. Stephens.....       -0-          -0-        -0-         250,000       -0-          -0-
Cynthia A. Feeback......      13,000       123,719    42,500        49,500      575,238      170,283
William C. Egg, Jr......     318,150     3,751,387    70,850       120,000    1,009,141      238,513
Greg L. Armstrong.......     403,000     5,479,080   106,250        -0-       1,452,703       -0-

--------
(1) Values realized are determined by aggregating for each option exercise in 2001 the amount calculated by multiplying the number of shares acquired on such exercise by an amount equal to the closing price of our common stock as of the date of each such exercise less the exercise price paid for such exercise.
(2) Year-end values are determined by aggregating for each option outstanding as of December 31, 2001 the amount calculated by multiplying the number of shares underlying such option by an amount equal to the closing price of our common stock on December 31, 2001, which was $24.61, less the exercise price of such option.

2001 Stock Incentive Plan

   We adopted our 2001 stock incentive plan on May 7, 2001. The 2001 plan provides for the grant of stock options (including incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, and non-qualified stock options) and other awards (including performance units, performance shares, share awards and restricted stock) to our directors, officers and employees, individuals to whom we have extended written offers of employment, and our consultants and advisors. The Compensation Committee, which is comprised of "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, administers the 2001 plan. Four million shares of our common stock are subject to issuance under the 2001 plan, although no more than 1,000,000 of the allotted shares may be the subject of restricted stock awards. The Compensation Committee may grant stock options on such terms, including vesting and payment forms, as it deems appropriate in its discretion, however, no option may be exercised more than 10 years after its grant, and the purchase price for incentive stock options and non-qualified stock options may be not less than 100% of the fair market value of our common stock at the time of grant. The Compensation Committee may grant restricted stock awards, share awards, performance units and performance shares on such terms and conditions as it may in its discretion decide. Unless terminated earlier by our board of directors, the 2001 plan will terminate on May 6, 2011.

   Upon the occurrence of an event constituting a "change in control" (as defined in the 2001 plan) of us, all options will become immediately exercisable in full for the remainder of their terms. In addition, in such an event, unless otherwise determined by the Compensation Committee and set forth in the agreement governing the award, performance units will become immediately vested and restrictions on stock granted pursuant to restricted stock awards will lapse.

   At December 31, 2001, we had outstanding options to purchase 2,456,733 shares of our common stock under the 2001 plan, and no options had been exercised under the plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   James C. Flores. On May 8, 2001, we entered into an employment agreement with Mr. Flores as our Chairman of the Board and Chief Executive Officer. The agreement has an initial term of five years, although it may be terminated earlier under certain circumstances. At the end of the initial five-year term and, if such term is extended, each subsequent term, the agreement is subject to a one-year extension if we and Mr. Flores agree to new compensation terms ninety days before the end of the applicable term.

   Pursuant to his employment agreement, Mr. Flores received, in lieu of base salary, an option under our 2001 plan to purchase 1,000,000 shares of our common stock at an exercise price of $23.00 per share, the closing price per share as reported on the American Stock Exchange on the date of grant. The performance option becomes vested and exercisable on the first to occur of:

  .  May 7, 2006;

  . with respect to one-half of the shares subject to the performance option, a period of 10 trading days out of 20 consecutive trading days upon which the closing price of our common stock equals or exceeds $34.50;

  . with respect to all shares, a period of 10 trading days out of 20 consecutive trading days upon which the closing price of our common stock equals or exceeds $46.00;

  . termination of Mr. Flores's employment by us for any reason other than Cause (as defined in the employment agreement) or because of Mr. Flores's death or resignation or by Mr. Flores for Good Reason (as defined in the employment agreement);

  .  a Change in Control (as defined in the employment agreement) of us; or

  .  any such time that Mr. Flores is not a member of our board of directors.

   Mr. Flores is also entitled to receive a number of shares of our common stock with a value equal to $1 million. These shares will be payable in five equal installments as of each anniversary of May 8, 2001 in the form of a direct grant of shares of our common stock, the number of which will equal the annual dollar payment amount ($200,000) divided by the fair market value of a share on the applicable anniversary date. Under his employment agreement, Mr. Flores is entitled to all of the employee benefits, fringe benefits and perquisites provided by us to other senior executives.

   Mr. Flores's employment agreement provides that if his employment is terminated by us without Cause, by Mr. Flores's death or disability, or by Mr. Flores for Good Reason, we will also pay Mr. Flores $2.5 million. In the event of a Qualifying Termination (as defined in the employment agreement), Mr. Flores's performance option will become immediately vested and he will be granted a number of shares to be determined by dividing the amount equal to the aggregate unpaid annual installments divided by the fair market value of a share on the date of termination. However, if the share price is less than $22.00 on the termination date, payment will be made in cash. Mr. Flores and his dependents will be entitled to continued health insurance benefits for a period of three years made "whole" on a net after-tax basis.

   Under Mr. Flores's employment agreement, if benefits to which Mr. Flores becomes entitled in connection with a change in control are considered "excess parachute payments" under Section 280G of the Code, then Mr. Flores will be entitled to an additional payment from us in an amount equal to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (excluding any income tax or employment tax imposed upon the additional payment).

   John T. Raymond. We entered into an employment agreement with Mr. Raymond on June 7, 2001, pursuant to which he will serve for an initial term of five years. The agreement provides for an annual salary of $300,000 and a target annual bonus of $300,000, subject to the attainment of performance goals. In addition to his annual salary, Mr. Raymond's compensation consists of options to purchase 300,000 shares of our common stock under the 2001 plan. The options have a grant date of June 7, 2001 and a per share exercise price of $25.26, which was the closing sales price per share of our common stock on the day before the options were granted. One option, which covers 200,000 shares of our common stock, has a five-year term and vests in three equal, annual installments beginning on May 17, 2002. The second option consists of 100,000 shares. The second option vests upon the first to occur of:

  .  May 16, 2006;

  . with respect to one-half of those options, when the closing price of our common stock equals or exceeds $37.89 for 10 trading days during any 20 consecutive trading days; or

  . with respect to all of the options, when the closing price of our common stock equals or exceeds $50.52 for 10 trading days during any 20 consecutive trading days.

In addition, both of the options become fully exercisable upon a change of control (as defined under the 2001 plan), termination of employment by us for any reason other than cause (as defined under the 2001 plan) and death.

   Jere C. Overdyke, Jr. We also entered into an employment agreement with Mr. Overdyke on June 7, 2001. Pursuant to this agreement, Mr. Overdyke will serve for an initial term of five years. Mr. Overdyke's employment agreement is substantially similar to that of Mr. Raymond, except that his compensation consists of a base salary of $250,000 per year and a target annual bonus of $250,000, subject to the attainment of performance goals, plus options to purchase 250,000 shares of our common stock under the 2001 plan. The options have a grant date of June 7, 2001 and a per share exercise price of $25.26, which was the closing sales price per share of our common stock on the day before the options were granted. One option, which covers 166,667 shares of our common stock, has a five-year term and vests in three equal, annual installments beginning on May 17, 2002. The second option consists of 83,333 shares. The second option vests upon the first to occur of (1) May 16, 2006,
(2) with respect to one-half of those options, when the closing price of our common stock equals or exceeds $37.89 for 10 trading days during any 20 consecutive trading days, or (3) with respect to all of the options, when the closing price of our common stock equals or exceeds $50.52 for 10 trading days during any 20 consecutive trading days. In addition, both of the options become fully exercisable upon a change of control (as defined under the 2001 plan), termination of employment by us for any reason other than cause (as defined under the 2001 plan) and death.

   Timothy T. Stephens. We also entered into an employment agreement with Mr. Stephens on June 7, 2001. Pursuant to this agreement, Mr. Stephens will serve for an initial term of five years. Mr. Stephens's employment agreement is substantially similar to that of Mr. Raymond, except that his compensation consists of a base salary of $250,000 per year and a target annual bonus of $250,000, subject to the attainment of performance goals, plus options to purchase 250,000 shares of our common stock under the 2001 plan. The options have a grant date of June 7, 2001 and a per share exercise price of $25.26, which was the closing sales price per share of our common stock on the day before the options were granted. One option, which covers 166,667 shares of our common stock, has a five-year term and vests in three equal, annual installments beginning on May 17, 2002. The second option consists of 83,333 shares. The second option vests upon the first to occur of (1) May 16, 2006,
(2) with respect to one-half of those options, when the closing price of our common stock equals or exceeds $37.89 for 10 trading days during any 20 consecutive trading days, or (3) with respect to all of the options, when the closing price of our common stock equals or exceeds $50.52 for 10 trading days during any 20 consecutive trading days. In addition, both of the options become fully exercisable upon a change of control (as defined under the 2001 plan), termination of employment by us for any reason other than cause (as defined under the 2001 plan) and death.
   Other. In the event of certain corporate transactions, changes in control of us, or changes in the composition of our board of directors under certain circumstances, all options granted to the named executive officers will be exercisable on an accelerated schedule pursuant to the plans under which the options were granted. To the extent not already exercisable, these options generally become exercisable upon a change of control of us resulting from:

  . a change in the composition of our board of directors pursuant to which incumbent directors or their designated successors cease to constitute at least two-thirds of our board;

  . subject to certain exceptions, the acquisition of securities by a person after which that person beneficially owns 20% or more of the voting power of our securities; or

  . subject to certain exceptions, approval by our stockholders of a merger, consolidation or reorganization involving us, a complete liquidation or dissolution of us, or an agreement for the sale of all or substantially all of our assets.

   In addition, in the event of such a change in control, certain holders of options may elect to surrender their options for a cash payment equal to the difference between the exercise price and the market price of the common stock on the date of the event.

Officers' Retirement Plan

   In 1996, our board of directors authorized the implementation of a retirement plan for executive officers. The retirement plan provides that an officer with at least fifteen years of service to us will be entitled to receive retirement income for a fifteen-year period, commencing at age 60, in an amount equal to either 50% of his or her salary on May 23, 1996, or a higher amount if approved by our board. Assuming Ms. Feeback completes at least 15 years of service to us, she will be entitled to receive annual benefits of $52,500. Mr. Egg, who resigned in March 2002, will be entitled to receive annual benefits of $92,500. In connection with the completion of our June 2001 strategic restructuring and in lieu of such annual benefits, the cash equivalent of the present value of the amounts due to Mr. Armstrong at retirement were applied to his purchase of subordinated units of PAA from us. Our board of directors is currently formulating specific terms for Messrs. Flores Raymond, Stephens and Overdyke under the retirement plan, and individual agreements for these officers will be executed subject to approval by our board of directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee, which is composed of four independent, non-employee directors, makes determinations and recommendations to the Board of Directors concerning the compensation of the Company's executive officers, except for grants under the Company's stock option plans, which plans are independently administered by the Compensation Committee. To make such determinations and recommendations, at the end of each year the Compensation Committee evaluates (i) the Company's performance relative to its annual objectives, (ii) the Company's performance relative to changes in the industry (i.e., performance relative to the opportunities available), and (iii) each executive officer's contribution to the Company's achievements during the year. The basic objectives of the executive compensation program are to:

  . enable the Company to attract, retain, motivate and reward high caliber executive officers who are among the most skilled, talented and persistent individuals available in a very competitive marketplace;

  . inspire executive officers to work as a team to pursue Company goals innovatively and aggressively;

  . foster a general corporate atmosphere that promotes an entrepreneurial style of leadership to enable the Company to act quickly and flexibly to implement its plans and pursue opportunities as they arise;

  . emphasize "pay for performance" by having a significant portion of the executive officers' total compensation "at risk" in the form of incentive compensation; and

  . align the long term interests of the executive officers with those of the Company's stockholders through the use of stock options as a portion of compensation and thereby encourage the achievement of performance objectives that enhance stockholder value on a continuing basis.

   The Compensation Committee monitors general industry conditions, changes in regulations and tax laws, and other developments that may, from time to time, require modifications of the executive compensation program to ensure the program is properly structured to achieve its objectives. The Company's executive compensation program currently includes three major components: base salary, annual incentive compensation and longer-term incentives through stock options.

Base Salaries

   Base salaries for each of the Company's executive officers are determined on an individual basis, taking into consideration the performance of the individual and his or her contributions to the Company's performance, the length of service of the individual with the Company, compensation by industry competitors for comparable positions, internal equities among positions, and general economic conditions. Although no specific weight is assigned to these factors, the Compensation Committee generally targets the mid-point range of salary levels paid within the industry as a primary consideration in setting base salaries. To determine salary levels paid within the industry, the Compensation Committee reviews various industry surveys, proxy information of its competitors and also, from time to time, consults with independent compensation consulting firms. The Compensation Committee reviews the compensation practices of the companies that are most comparable to the Company in terms of asset value and that are included in the Media General Index--Independent Oil and Gas used in the Performance Graph in this proxy statement. The Compensation Committee believes that maintaining a competitive base salary structure is vital to attract and retain talented executives and that optimal performance is encouraged through the use of incentive programs, such as annual incentive compensation and stock option plans, furthering the goal of having "at risk" compensation as an important component of the executive compensation program.

Annual Incentive Compensation

   In addition to their base salaries, the Company's executive officers may earn an annual incentive payment, depending on Company performance relative to certain objectives set forth in an annual business plan. Such annual objectives are a combination of operating, financial and strategic goals (such as oil and gas production levels, oil and gas reserve additions, achievement of income and/or cash flow targets, and successful completion of major projects) that are considered to be critical to the Company's success. These objectives are not specifically weighted in determining whether to award annual incentive payments to executive officers because the relative importance of such objectives may change from year to year and the relative responsibilities of each executive officer in the achievement of each of the objectives may differ. After a year-end review of the Company's performance relative to the annual business plan, the Compensation Committee determines the amount of the annual incentive payment, if any, that will be awarded to an executive officer based on the Compensation Committee's subjective evaluation of factors that include the extent to which the objectives of the annual business plan were achieved, his or her contribution to the achievement of those objectives, and general economic and industry conditions.

Stock Options

   The Company for many years has used stock options as its long-term incentive program for executive officers. Stock options are used to relate the benefits received by the executive officers to the amount of appreciation realized by the stockholders over comparable periods. Stock options are generally granted annually to executive officers. The size of the option grant to an executive officer is generally determined by dividing the total cash compensation paid to the officer for the prior year (salary plus annual incentive payment) by an average market price of the common stock during the prior year. Stock options are granted at exercise prices not less than the market value of the stock on the date of the grant and are not transferable (other than to the holder's heirs or entities for the benefit of his heirs). Therefore, such options have no realizable value unless the Company's stock appreciates in value. Stock options provide the executive officers the opportunity to acquire and build a meaningful ownership interest in the Company and, therefore, closely align the executive officers' interests with those of the stockholders.

Compensation of the Chief Executive Officer

   In May 2001, Mr. Flores joined the Company as Chairman of the Board and Chief Executive Officer. In lieu of base salary, the Board granted Mr. Flores a stock option to purchase, subject to certain vesting conditions, one million shares of the Company's common stock at an exercise price of $23.00 per share, the closing price per share on the date of grant, under the Company's 2001 Stock Incentive Plan. In addition, the Board also approved a share grant to Mr. Flores of a number of shares of the Company's common stock with a value equal to $1 million, payable in five equal installments as of each anniversary of May 8, 2001. The Board approved Mr. Flores' compensation package to directly align Mr. Flores' interests with those of the Company's stockholders.

Deductibility of Compensation Expenses

   Section 162(m) of the Internal Revenue Code generally precludes the Company from taking federal income tax deductions for compensation paid to certain executive officers in excess of $1 million per year, unless such excess constitutes performance-based compensation under such section. The Company's policy is, primarily, to design and administer compensation plans that support the achievement of long-term strategic objectives and enhance stockholder value. Where it is consistent with this compensation philosophy, the Committee will also attempt to structure compensation programs that are tax-deductible by the Company. Mr. Flores's compensation is designed to be performance-based.

                                          COMPENSATION COMMITTEE

                                          John H. Lollar, Chairman
                                          Jerry L. Dees
                                          Tom H. Delimitros
                                          William M. Hitchcock

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC and the New York Stock Exchange initial reports of common stock ownership and reports of changes in their ownership. The SEC's rules require our reporting persons to furnish us with copies of all Section 16(a) reports that they file. We believe that during the fiscal year ended December 31, 2001, all of our directors, officers and greater than 10% beneficial owners complied with all applicable filing requirements, except that two Forms 4 by Mr. Hitchcock, a Form 4 by Mr. Lollar, and a Form 4 by Mr. Sinnott, were not timely filed.

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Media General Industry Group Index No. 121, "Independent--Oil & Gas", the AMEX Market Index and the NYSE Market Index for five years ended December 31, 2001. Our common stock became listed on the New York Stock Exchange in December 2001. The graph assumes that the value of an investment in our common stock and each index was $100 at December 31, 1996 and that any dividends were reinvested. Numerical values used for the year-end plot points in the graph are set forth in the table under the graph.

                  Comparison of 5-Year Cumulative Total Return among Plains Resources Inc., MG Group Index,
                    AMEX Market Index and NYSE Market Index



                                    [Graph]

                                        1996   1997   1998   1999   2000   2001
                                       ------ ------ ------ ------ ------ ------
Plains Resources...................... 100.00 110.00  90.00  80.00 135.20 157.50
MG Group Index........................ 100.00  93.10  60.30  84.48 122.60 100.19
AMEX Market Index..................... 100.00 120.33 118.69 147.98 146.16 139.43
NYSE Market Index..................... 100.00 131.56 156.55 171.42 175.51 159.87

                         REPORT OF THE AUDIT COMMITTEE

   The Board of Directors has established an Audit Committee, which currently consists of four independent Board members, Messrs. Delimitros, Dees, Hitchcock, and Symonds. The Board of Directors has adopted a written charter for the Committee. The Committee, among other things,

  . makes recommendations concerning the appointment of independent auditors,

  .  reviews the activities and independence of the independent auditors,

  . reviews and discusses the audited financial statements with management and the independent auditors,

  . discusses with the independent auditors their judgment about the quality, along with the acceptability, of the Company's accounting principles as applied in the Company's financial reporting,

  . reviews and discusses with management and the independent auditors significant developments in accounting rules and issues involving judgment that affect the quality of financial reporting and significant proposed changes in the Company's methods of accounting or financial statements disclosure, and

  . reviews with the independent auditors and management the adequacy of the Company's internal controls.

   The Committee held two meetings during 2001.

   Management of the Company has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles.

   PricewaterhouseCoopers LLP has served as independent auditors for the Company and its subsidiaries for the year ended December 31, 2001 and has acted as such since 1977. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. These representatives will be given an opportunity to make a statement if they desire to do so.

   The Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements as of and for the year ended December 31, 2001. The Committee also has discussed with the independent auditors for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee has received the written disclosures and the letter from the independent auditors for the Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors that firm's independence from management and the Company. The Committee has also considered whether the provision of services by the independent auditors for matters other than the annual audit and quarterly reviews is compatible with maintaining the auditors' independence.

   Based on the review and discussions referred to in the above paragraph, the Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee believes that the provision of services by PricewaterhouseCoopers LLP to the Company for matters other than the annual audit and quarterly reviews is compatible with maintaining the principal accountant's independence.

   Audit Fees. The total fees billed for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of the Company's annual financial statements for the year ended December 31, 2001 included in the Company's annual report on Form 10-K and the review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $175,000.

   Financial Information Systems Design and Implementation Fees.
PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation during 2001.

   All Other Fees. The aggregate fees billed for financial accounting services rendered by PricewaterhouseCoopers LLP for 2001, including accounting due diligence and accounting advice related to securities offerings and the Company's June 2001 strategic restructuring, totaled $396,000. In addition, PricewaterhouseCoopers LLP rendered financial accounting services related to the accounting of potential significant transactions the Company has contemplated from time-to-time, the implementation of new financial accounting standards, and the audits of Company employee benefit plans, the fees for which are included in the above "Other Fees" amount.

   The Committee has also recommended to the Board of Directors that PricewaterhouseCoopers LLP be appointed to audit the Company's financial statements for 2002, subject to stockholder ratification of such appointment.

                                          AUDIT COMMITTEE

                                          Tom H. Delimitros, Chairman
                                          Jerry L. Dees
                                          William M. Hitchcock
                                          J. Taft Symonds

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth, as of February 28, 2002, the beneficial ownership of our outstanding common stock by:

  .   each of our directors and nominees;

  .   each named executive officer; and

  .   all of our executive officers and director nominees as a group.

   Unless otherwise indicated, the persons listed in the table below have sole voting and investment powers with respect to the shares indicated, and each person's address is 500 Dallas Street, Suite 700, Houston, Texas 77002.

                                                        Number of
                                                          Shares
                                                       Beneficially   Percent
                   Beneficial Owner                     Owned (1)     of Class
                   ----------------                    ------------   --------
Jerry L. Dees.........................................     56,724        (2)
Tom H. Delimitros.....................................     58,170(3)     (2)
William C. Egg, Jr. ..................................    112,630        (2)
Cynthia A. Feeback....................................     51,380        (2)
James C. Flores.......................................  1,000,000(4)    4.2%
William M. Hitchcock..................................    487,023       2.1%
John H. Lollar........................................     66,299        (2)
Jere C. Overdyke......................................         --        --
D. Martin Phillips (5)................................     10,833        (2)
John T. Raymond.......................................     10,000        (2)
Robert V. Sinnott (6).................................     49,291        (2)
Timothy T. Stephens...................................      5,500        (2)
J. Taft Symonds.......................................     89,782(7)     (2)
Directors and Executive Officers as a group (15
 persons).............................................  1,933,087       8.2%

--------
(1) Includes both outstanding shares of our common stock and shares of our common stock such person has the right to acquire within 60 days after February 28, 2002 by exercise of outstanding stock options. Shares subject to stock options exercisable within 60 days of February 28, 2002 include:
    55,000 for Mr. Dees, 55,000 for Mr. Delimitros, 70,850 for Mr. Egg, 49,500 for Ms. Feeback, 50,000 for Mr. Hitchcock, 55,000 for Mr. Lollar, 10,833 for Mr. Phillips, 45,000 for Mr. Sinnott, and 55,000 for Mr. Symonds.
(2) Less than 1%.
(3) These shares include 38 shares that are owned by Mr. Delimitros's spouse.
(4) These shares are held directly by Sable Management, L.P., the general partner of which is Sable Management, LLC, of which Mr. Flores is the sole member.
(5) Mr. Phillips is a Managing Director of EnCap, which is the general partner of EnCap Energy Capital Fund III, L.P. and EnCap Energy Capital Fund III-B, L.P., the investment manager of Energy Capital Investment Company PLC, and the manager of BOCP Energy Partners, L.P. Mr. Phillips disclaims beneficial ownership of the shares beneficially owned by EnCap.
(6) Mr. Sinnott is Senior Vice President of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P., or Kayne Anderson. Mr. Sinnott disclaims beneficial ownership of the shares beneficially owned by Kayne Anderson.
(7) These shares include 32,782 shares that are held by Symonds Trust Co. Ltd.

   The following table lists the persons who, to our knowledge, may be deemed to be beneficial owners, as of February 28, 2002, of more than 5% of our common stock.

                                                            Shares
                                                         Beneficially   Percent
                    Beneficial Owner                        Owned       Of Class
                    ----------------                     ------------   --------
Advisory Research, Inc. ................................  1,340,413(1)    5.7%
 Two Prudential Plaza
 180 N. Stetson, Suite 5780
 Chicago, Illinios 60601

EnCap Investments L.L.C. ...............................  1,848,728(2)    7.8%
 1100 Louisiana, Suite 3150
 Houston, Texas 77002

Kayne Anderson Capital Advisors, L.P. ..................  1,906,916(3)    8.1%
 and Richard A. Kayne
 1800 Avenue of the Stars, Second Floor
 Los Angeles, CA 90067

State Street Research & Management Company..............  2,274,574(4)    9.6%
 One Financial Center, 30th Floor
 Boston, MA 02111-2690

--------
(1) Based on the Schedule 13G filed by Advisory Research, Inc. with the SEC on February 12, 2002.
(2) Based on the Schedule 13D/A filed by EnCap with the SEC on December 7, 2001, EnCap has shared voting and investment power over 1,848,728 shares. The sole member of EnCap is El Paso Merchant Energy Holding Company. The controlling person of El Paso Merchant Energy Holding Company is El Paso Corporation. The address of El Paso Merchant Energy Holding Company and El Paso Corporation is 1100 Louisiana, Houston, Texas 77002. El Paso Merchant Energy Holding Company and El Paso Corporation disclaim beneficial ownership of the shares of our common stock beneficially owned or deemed beneficially owned by EnCap.
(3) Based on Amendment No. 13 to Schedule 13D filed by Kayne Anderson and Richard A. Kayne with the SEC on December 12, 2001, Kayne Anderson and Mr. Kayne have shared voting and investment power over 1,816,300 shares held by investment partnerships and managed accounts and Mr. Kayne has sole voting and investment power over 90,616 shares.
(4) Based on the Schedule 13G filed by State Street Research & Management Company with the SEC on February 15, 2002, State Street has sole investment power over 2,274,574 shares and sole voting power over 1,600,966 shares. State Street advised that all such shares are owned by various clients of State Street.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our June 2001 Strategic Restructuring

   On June 8, 2001, in connection with our strategic restructuring, we sold a portion of our interests in PAA to a group of investors for approximately $155 million. The assets sold in this restructuring included 52%, or approximately
5.2 million, of the subordinated units of PAA, at $22.00 per unit, and an aggregate 54% ownership interest in the general partner of PAA. We received approximately $110 million in cash and approximately 23,108 shares of our series F preferred stock as consideration for the sale. In connection with our strategic restructuring, the holders of the remaining shares of our series F preferred stock converted their shares into 2.2 million shares of our common stock and received from us a cash payment of approximately $2.5 million, equal to, with respect to each share of our series F preferred stock converted, the accrued dividends on each share from June 8, 2001 until the first date on which we could cause conversion of the shares, plus a 20% premium on the amount of the accrued dividends. Also in connection with our strategic restructuring, holders of our series H preferred stock converted an aggregate of 132,022 shares into approximately 4.4 million shares of our common stock. The current investor group consists of Kafu Holdings, L.P., which is controlled by Kayne Anderson, E-Holdings III, L.P., which is controlled by EnCap, First Union Investors, Inc., Mark E. Strome and Strome Hedgecap Fund, L.P., which we will refer to collectively as Strome, PAA Management, L.P., which is owned by executive management of PAA (including Mr. Armstrong, our former Chief Executive Officer and the current Chairman and Chief Executive Officer of PAA), Sable Holdings, L.P. and Sable Investments, L.P. (both of which are owned by Mr. Flores, our Chairman and Chief Executive Officer, Mr. Raymond, our President and Chief Operating Officer, and entities controlled by them), and their holdings in PAA are as follows:

                                                       General      Subordinated
                                                   Partner Interest    Units
                                                   ---------------- ------------
   Kafu Holdings, L.P. ...........................      16.418%      1,646,627
   E-Holdings, L.P. ..............................         9.0%        902,665
   First Union Investors, Inc. ...................       3.382%        339,239
   Strome.........................................         3.2%        320,948
   Management of PAA..............................         4.0%             --
   Sable Holdings, L.P............................          --       2,005,923
   Sable Investments, L.P.........................        20.0%             --

   Of the subordinated units noted above, the investor group contributed a total of 162,500 subordinated units to the general partner of PAA to enable the general partner to grant to management of PAA options to purchase the subordinated units.

   We also granted management of PAA an option to acquire an additional 2% ownership interest in the general partner of PAA, which PAA management exercised in September 2001.

   In exchange for the significant value we received for the subordinated units (which are subordinated in right to distributions from PAA and are not publicly traded) relative to the then-current market price of the publicly traded common units, we entered into a value assurance agreement with each of the purchasers of the subordinated units. The value assurance agreements require us to pay to the holders an amount per fiscal year, payable on a quarterly basis, equal to the difference between $1.85 per unit and the actual amount distributed during that period. The value assurance agreements will expire upon the earlier of the conversion of the subordinated units to common units, or June 8, 2006.

   In addition, at the closing of our strategic restructuring, Plains Holdings Inc., one of our wholly-owned subsidiaries, and the investor group entered into an amended and restated agreement of limited partnership of Plains AAP, L.P., which is the general partner of PAA, and an amended and restated limited liability company agreement of Plains All American GP LLC, which is the general partner of Plains AAP, L.P., to govern the ongoing management of the general partner of PAA.

   Also in connection with our strategic restructuring:

  . we appointed James C. Flores as our Chairman of the Board and Chief
    Executive Officer and we appointed a new Chief Operating Officer, Chief Financial Officer, and General Counsel and Secretary;

  . certain of our employees received transaction-related bonuses and other payments and vested in benefits in accordance with the terms of our employee benefit plans;

  . we entered into a separation agreement with PAA whereby, among other things, (1) we agreed to indemnify PAA, its general partner, and its subsidiaries against (a) any claims related to the upstream business, whenever arising, and (b) any claims related to federal or state securities laws or the regulations of any self-regulatory authority, or other similar claims, resulting from alleged acts or omissions by us, our subsidiaries, PAA, or PAA's subsidiaries occurring on or before June 8, 2001, and (2) PAA agreed to indemnify us and our subsidiaries against any claims related to the midstream business, whenever arising;

  . we entered into a pension and employee benefits assumption and transition agreement pursuant to which we and the general partner of PAA agreed to the transition of certain employees to the general partner, our provision of certain benefits with respect to the transfer, and our provision of transition-related services;

  . with respect to certain of our employees who transferred to the general partner of PAA and who held in-the-money but unvested stock options to acquire our common stock, which were subject to forfeiture due to the transfer of employment, we agreed to substitute for the unvested options a total contingent grant of 51,000 subordinated units with a value equal to the discounted present value of the spread on the unvested options, to vest on the same vesting schedule as the options; and

  . we agreed to contribute 287,500 subordinated units to the general partner of PAA to be used for performance option grants to officers and key employees of the general partner.

Our Relationship with PAA

   Before our June 2001 strategic restructuring, we owned and controlled the general partner of PAA. In 2001, we incurred $31.2 million of direct and indirect expenses on behalf of PAA for which, as required under the terms of the PAA partnership agreement, PAA reimbursed us.

   As described above under "Our June 2001 Strategic Restructuring," as a result of our strategic restructuring, we own 44% of the general partner of PAA and the investor group owns the remaining 56%. In addition to the agreements with PAA described under "Our June 2001 Strategic Restructuring," we have ongoing relationships with PAA, including:

  . an omnibus agreement that provides (i) that we cannot engage in crude oil storage, terminalling, gathering, marketing or transportation activities in any state in the continental United States for any person other than us and (ii) for the resolution of certain conflicts arising from us engaging in these activities;

  . a marketing agreement that provides that PAA will purchase all of our equity crude oil production at market prices for a fee of $.20 per barrel. In 2001, PAA paid us $223.1 million for such equity production; and

  . a letter agreement that provides that, if our marketing agreement with PAA terminates before PAA's crude oil sales agreement with Tosco Refining Co. terminates, PAA will continue to purchase our equity production from our Arroyo Grande property under the same terms as our marketing agreement with PAA until the Tosco agreement terminates.

Stock Repurchase Program

   Our board of directors has authorized the repurchase of up to eight million shares of our common stock. Our repurchase program is subject to market conditions and applicable legal requirements. In connection with this repurchase program, in 2001 we repurchased a total of approximately 2.8 million shares, at prices ranging from $19.86 to $25.05, leaving authority, as of December 31, 2001, for the repurchase of an additional approximately 3.9 million shares. In 2001, we repurchased from EnCap a total of 500,000 shares at $25.00 per share and 998,500 shares at $23.50 per share. Also in 2001, we repurchased 200,000 shares from Kayne Anderson at $25.00 per share, and 52,019 shares from Mr. Egg at $24.00 per share. In addition, we repurchased 51,187 shares at $24.60 per share from John Anderson, who is a director of the general partner of Kayne Anderson.

Gulf Coast

   We from time to time charter private jets from Gulf Coast Aviation Inc., or Gulf Coast, a corporation of which Mr. Flores is a majority owner. In 2001, we paid approximately $316,000 to Gulf Coast in connection with chartering services provided in 2001. The charters are arranged through arms-length dealings and the rates are market-based.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Proposals of stockholders intended to be presented at our 2003 annual meeting must be received by our Secretary at our principal executive office on or before November 28, 2002 to be considered for inclusion in our proxy statement and form of proxy for the meeting. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if any stockholder proposal intended to be presented at our 2003 annual meeting without inclusion in our proxy statement for the meeting is received by our Secretary at our principal executive office after February 12, 2003, the proxies designated by our board will have discretionary authority to vote on such proposal.

                                    GENERAL

Other Matters

   Our board of directors does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournments(s) thereof, the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

Incorporation by Reference

   With respect to any future filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings "Compensation Committee Report on Executive Compensation," "Report of the Audit Committee" and "Performance Graph" will not be incorporated into such future filings.

Additional Information Available

   Accompanying this proxy statement is a copy of our 2001 Annual Report on Form 10-K. This Annual Report does not form any part of the materials for the solicitation of proxies. Upon written request of any stockholder, we will furnish a copy of the Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The written request should be sent to our Secretary at our principal executive office. The written request must state that as of the close of business on March 22, 2002, the person making the request was a beneficial owner of our capital stock.

                                          By Order of The Board of Directors,

                                          Timothy T. Stephens
                                          Executive Vice President--
                                          Administration, Secretary and
                                          General Counsel

April 1, 2002

                                                                     Appendix A

                             PLAINS RESOURCES INC.

                            Audit Committee Charter

Purpose

   The Audit Committee (the Committee) shall, through regular or special meetings with management and the Company's independent auditors, provide oversight on matters relating to accounting, financial reporting, internal control, auditing, corporate governance, conflicts and standards, regulatory compliance activities and other matters as the Board of Directors (the Board) or the Committee Chairperson deems appropriate. The primary purpose of this Audit Committee Charter (the Charter) is to document the scope of the Committee's responsibilities and how it carries out those responsibilities, including its structure, processes and membership requirements.

Organization

   The Committee shall consist of at least three Directors including a Chairperson. The Committee shall include only independent Directors as defined by the relevant listing authority. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise as the foregoing qualifications are interpreted by the Board in its business judgment.

Responsibilities

 Independent Auditors

   The Committee shall recommend to the Board the appointment of the Company's independent auditors and shall review the activities and independence of the independent auditors. This includes communicating to the independent auditor that they are ultimately accountable to the Committee and the Board. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

   The Committee shall: (1) ensure that the independent auditors provide annually to the Committee a formal written statement delineating all relationships between the independent auditors and the Company, (2) actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and (3) recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

 Oversight of Quarterly and Annual Financial Reporting

   The Committee shall consider relevance, reliability, comparability and clarity in its oversight of the quality of quarterly and annual financial reporting. The Committee shall engage in meaningful discussions with the independent auditors about the quality, not just the acceptability, of financial reporting decisions and judgments. The Committee shall review with management and the independent auditors consolidated financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders.

   With regard to the SEC Form 10-K, prior to its filing, the Committee shall review and discuss the audited financial statements with management and the independent auditors. The Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended. The Committee shall also discuss with the independent auditor the auditors' judgment about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting. The Committee shall report to the Board and to the shareholders whether, based on such reviews and discussions, it recommends to the Board that the most recent year's audited financial statements be included in the Company's SEC Form 10-K to be filed with the SEC.

   With regard to the SEC Form 10-Q, the Chairperson and/or his or her Committee designee(s) shall review the document with management and the independent auditors prior to its filing. Such review will include a discussion of quality as it relates to significant events, transactions and changes in accounting principles as may be applicable to the quarter.

 Accounting Principles

   The Committee shall review significant developments in accounting rules. The Committee shall also review with management and the independent auditor issues involving judgment that affect the quality of financial reporting and significant proposed changes in the Company's methods of accounting or financial statements disclosure.

 Sufficiency of and Compliance with Internal Controls

   The Committee shall review with management the adequacy of the Company's system of internal control intended to ensure the reliability of financial reporting.

Charter Amendments

   The Committee shall review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

Quorum and Committee Meetings

   A quorum of the Committee shall be declared when a majority of the members of the Committee are in attendance. The Committee shall, at a minimum, meet prior to the filing of each Form 10-Q and the Form 10-K with the Securities and Exchange Commission. Additional meetings shall be scheduled at the discretion of the Chairman.

   The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

Other Authority

   The Committee may cause an investigation to be made into any matter within the scope of its responsibility. The Committee may engage independent resources to assist in its investigations, as it deems necessary.

Communications And Reporting

   The Committee shall report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation to the Board, the Committee shall provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee shall keep minutes of its meetings and make such minutes available to the Board for its review.

   The Committee shall report to stockholders in the Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter. Such report would follow the basic form set out in Exhibit A.

                                                                      Exhibit A

Report of Audit Committee
(Date of Proxy Statement)

To the Board of Directors of Plains Resources/Plains All American:

   We have reviewed and discussed with management the Company's audited
financial statements as of and for the year ended December 31,     .

   We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

   We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards No. 1, Independence Discussion with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

   Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31,
    .

Name of Audit Committee Chairman

Name of Audit Committee Member

Name of Audit Committee Member

                             PLAINS RESOURCES INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 15, 2002

         THIS PROXY IS SOLICITED ON BEHALF OF THE PLAINS RESOURCES INC.
                               BOARD OF DIRECTORS

     The undersigned hereby appoints James C. Flores and Jere C. Overdyke, Jr., and each of them, as proxies for the undersigned with full power of substitution, and hereby authorizes them to represent and to vote all shares of Plains Resources common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Plains Resources Inc. to be held in Houston, Texas, on Wednesday, May 15, 2002, at 10:00 A.M., Central Standard Time, or at any adjournment(s) thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


           ---------------------------------------------------------

                              FOLD AND DETACH HERE

                             PLAINS RESOURCES INC.

                   PLEASE MARK YOUR VOTES AS IN THE EXAMPLE.

                                      [x]

                  1.  ELECTION OF DIRECTORS

FOR all nominees listed at              WITHHOLD                                 Nominees:
right (except as marked to              for all nominees                             James C. Flores
the contrary below)                     listed at right                              Jerry L. Dees
                                                                                     Tom H. Delimitros
                                                                                     William M. Hitchcock
       [ ]                                    [ ]                                    John H. Lollar
                                                                                     D. Martin Phillips
                                                                                     Robert V. Sinnott
                                                                                     J. Taft Symonds

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

----------------------------------------------------------------

                  2.  TO RATIFY SELECTION OF INDEPENDENT                                     For       Against     Abstain
                      PUBLIC ACCOUNTANTS                                                     [ ]         [ ]         [ ]

                               THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEMS 1 AND 2.

                                                                 Signature: _____________________
                                                                 Date: ____________, 2002

                                                                 Signature: _____________________
                                                                 Date: ____________ , 2002

                                                                 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator,
                                                                       trustee or guardian, please give full title as such. If
                                                                       signing for a corporation, sign in full corporate name by
                                                                       authorized officer. If signing for a partnership, sign in the partnership name by authorized person.


                         --------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE